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                               PLEDGE AGREEMENT


                  PLEDGE AGREEMENT (the "Agreement") made as of this ___ day of _______, 1998 by and between Donald E. Axinn ("Pledgor") and Brandywine Operating Partnership, L.P., a Delaware limited partnership ("Pledgee"). Terms used herein as defined terms but not defined herein have the meanings assigned to them in that certain Contribution Agreement dated as of __________, 1998 by and between Pledgee and certain other persons signatory thereto, including Pledgor (the "Contribution Agreement").

                                  WITNESSETH:

                  WHEREAS, on the date hereof, Pledgor is depositing with Pledgee, in pledge pursuant to this Agreement, 312,500 Class A Units of limited partner interest of Pledgee ("Pledged Class A Units").

                  NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Defined Terms. For purposes of this Agreement, the following terms shall have the meanings specified below.

                     "Average Closing Price" means, with respect to a particular date, the average of the closing prices per share of common shares of beneficial interest ("Common Shares") of Brandywine Realty Trust, as reported by the New York Stock Exchange (as published in The Wall Street Journal or, if not reported thereby, by another authoritative source), for the fifteen (15) consecutive trading days ending on the date immediately preceding such particular date.

                     "Collateral" means the Pledged Class A Units and any Common Shares for which they may have been redeemed. Pledged Class A Units and any Common Shares and any dividends or proceeds deriving therefrom shall cease to constitute Collateral at such time as any such Class A Units or Common Shares are released to Pledgee under Section 6 or to Pledgor under Section 7.

                     "Collateral Value" shall mean, as of any particular date,
(i) in respect of Collateral consisting of Pledged Class A Units and Common Shares, the Average Closing Price as of such particular date multiplied by the number of Pledged Class A Units and Common Shares; (ii) in respect of cash, the amount of such cash; and (iii) in respect of Collateral consisting of property other than Pledged Class A Units, Common Shares or cash, if any, the fair market value thereof as determined in good faith by the Board of Trustees of Brandywine Realty Trust.

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                     "First Release Date" means the __ day of ____, 1999.



                     "Second Release Date" means the __ day of ____, 2000.

                     "Reserve" shall mean, as of any given date, the aggregate amount of bona fide claims for indemnity that have been asserted by Pledgee under the Contribution Agreement as of such date but that have not then been resolved.

                  2. Pledge; Grant of Security Interest. The Pledgor hereby grants and confirms to Pledgee a first pledge and security interest in the Collateral, as collateral security for any and all liability of Pledgor and the other Contributors to or in favor of Pledgee in respect of Liquidated Claims arising out of the indemnification provisions of the Contribution Agreement.

                  3. Transfer Powers. Pledgor hereby delivers to Pledgee, and Pledgee acknowledges receipt of, a certificate representing the Pledged Class A Units, with an undated unit transfer power covering such certificate, duly executed in blank by Pledgor. Such certificates and unit transfer power shall be held and released by Pledgee pursuant to the terms hereof.

                  4. Representations and Warranties. Pledgor represents and warrants that: (a) Pledgor has the power and authority and the legal right to grant the lien on the Collateral pursuant to this Agreement; (b) Pledgor is the record owner of, and has good and marketable title to, the Pledged Class A Units, free of any and all liens or options in favor of any other person, except the lien granted by this Agreement; (c) the lien granted and confirmed pursuant to this Agreement constitutes a valid, first priority lien on the Collateral, enforceable as such against all creditors of Pledgor and any persons purporting to purchase any Collateral from Pledgor; and (d) this Agreement constitutes the valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar rights of creditors generally and by general principles of equity, and the execution, delivery and performance of this Agreement does not violate any agreement or understanding to which Pledgor is a party or by which Pledgor is bound, or any applicable law, rule or regulation.

                  5. Covenants. Pledgor and Pledgee covenant and agree that from the date of this Agreement until such time as Pledgee no longer holds any remaining Collateral:

                     (a) If Pledgor shall, as a result of its ownership of the Pledged Class A Units or any proceeds thereof, become entitled to receive or shall receive any additional units of limited partner interest in Pledgee or Common Shares or any other property, as a result of any Unit or Common Share dividend, distribution or split, Pledgor shall immediately deliver the same to


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Pledgee in the exact form received, duly endorsed by Pledgor to Pledgee, if required, together with a valid transfer power covering any certificates received, duly executed in blank by Pledgor to be held as part of the Collateral pursuant to this Agreement.

                     (b) Pledgor will not create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, the Collateral, or any interest therein, except for the lien provided for by this Agreement. Pledgor will, at its expense, defend the right, title and interest of Pledgee in and to the Collateral against the claims and demands of all person.

                     (c) Pledgor agrees to pay, and to save Pledgee harmless from, any and all liability with respect to or resulting from any delay in paying any and all stamp, excise, sales or other taxes which may be payable or determined to be payable as a result of transactions contemplated by this Agreement.

                     (d) As to Collateral consisting of Pledged Class A Units and Common Shares, Pledgor shall be permitted to direct the voting with respect to any such Collateral, and, except as provided in subparagraph (a), to receive all distributions, dividends or other similar payments payable on any such Collateral for all periods prior to such time as Pledgee is entitled to such Collateral as provided herein in satisfaction of a payment obligation owing to it under the Contribution Agreement.

                  6. Procedures and Remedies.

                     (a) In the event Pledgee asserts that it is entitled to payment from Pledgor under the Contribution Agreement, concurrent with such assertion Pledgee shall deliver a written notice (the "Indemnification Notice") to Pledgor describing in reasonable detail the facts and circumstances giving rise to such indemnification obligation and the amount of the indemnification obligation. Any assertion by Pledgee of its entitlement to payment under the Contribution Agreement shall be subject to any applicable time limitations set forth in the Contribution Agreement. In the event that Pledgor does not dispute the validity or accuracy of Pledgee's assertion set forth in the Indemnification Notice by delivering to Pledgee a written notice (a "Dispute Notice") within twenty (20) days of its receipt of the Indemnification Notice, such claim shall be deemed a Liquidated Claim and Pledgee shall be deemed to be entitled to the payment described in the Indemnification Notice and to take the actions provided in Section 6. In the event that Pledgor delivers a Dispute Notice to Pledgee within twenty (20) days of its receipt of the Indemnification Notice, then the matter shall be resolved through arbitration in the manner provided in Section 29(b) of the Contribution Agreement unless Pledgor and Pledgee otherwise agree to a contrary approach to resolving the dispute.

                     (b) In the event that (i) Pledgor receives an Indemnification Notice and fails to timely deliver a Dispute Notice to the Pledgee and fails to make payment to the Pledgee in respect of the claimed indemnification obligation within thirty (30) days after receipt by it of an Indemnification Notice or (ii) it has been determined pursuant to the arbitration procedures set forth in Section 29(b) of the Contribution Agreement that the Pledgor has an indemnification obligation to the Pledgee under the Contribution Agreement, and if the Pledgor does not satisfy


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such obligation within ten (10) days after the decision rendered pursuant to such arbitration procedures, then, in either event, the Pledgee's claim shall be deemed a "Liquidated Claim" and the Pledgee shall be deemed, without the payment of any further consideration or the taking of any further action by the Pledgor, to have acquired from the Pledgor such portion of the Collateral as shall be equal in value (based on the Collateral Value, as of the date of such deemed acquisition) to the amount set forth in the Indemnification Notice or, in the case of clause (ii), the amount determined as a result of the arbitration procedures set forth in Section 29(b) of the Contribution Agreement. In the event the Pledgee shall have acquired from the Pledgor any collateral pursuant to this Section 6, the Pledgee shall deliver written notice to the Pledgor within five (5) Business Days thereafter identifying the specific collateral acquired.

                     (c) The Pledgor shall have the right, in its sole discretion at any time and from time to time, to substitute cash (to be held in an escrow account and on such terms as the Pledgor and the Pledgee, acting in good faith, shall agree at the time of the first such substitution) for all or any portion of the Collateral and, in connection therewith, to have Collateral consisting of securities released from the pledge established hereby, so long as the total value of the Collateral released (based on the Collateral Value as of the date of the release) equals the amount of substituted cash.

                  7. Disposition of Collateral.

                     (a) Promptly, but in no event later than five (5) days, after the First Release Date, the Second Release Date, and any Interim Release Date (as defined below), Pledgee shall distribute to Pledgor that portion of the Collateral, if any, determined as respectively set forth in clauses (i),
(ii) and (iii) below; provided that if the Collateral is comprised of different types of property, Pledgee shall release whatever mix of property comprising the Collateral that it elects.

                         (i) The value of Collateral, if any, to be released
on the First Release Date shall be equal to "x" where "x" is calculated as follows:

         x = [(0.5)(Collateral Value at the First Release Date)]
                                    - (Reserve at the First Release Date)

                         (ii) The value of Collateral to be released on the
Second Release Date, if any, shall be equal to "y" where "y" is calculated as follows:

         y = [(1.0)(Collateral Value at the Second Release Date)]
                                   - (Reserve at the Second Release Date)


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                         (iii) On any date (an "Interim Release Date") after
the First Release Date on which Pledgee determines that the Reserve has decreased since Pledgee's most recent release of Collateral, or, if no such release has occurred, since the First Release Date, Pledgee shall release Collateral with a value equal to "z" where "z" is calculated as follows:

   z = (Reserve at the time of the most recent  -  (Reserve at such Interim
       release, or, if no such release has          Release Date)
       occurred, at the First Release Date)

provided; however, that "z" will be capped such that, prior to the Second Release Date, Pledgee shall always be entitled to hold Collateral with a value equal to [(0.5)(Collateral Value at the First Release Date)] + (Reserve at such Interim Release Date), and on or after the Second Release Date, Pledgee shall be entitled to hold Collateral with a value equal to the Reserve at such Interim Release Date until such claim becomes a Liquidated Claim.

                         (b) This Agreement shall terminate on the later of
the Second Release Date or the first day after the Second Release Date when all releases of Collateral to which Pledgor has become entitled pursuant to
Section 7(a) have been made and either (i) the Reserve on such day is equal to zero, or (ii) the Collateral Value on such day is equal to zero (the "Termination Date"). Any remaining Collateral at the Termination Date shall be promptly released to Pledgor (the "Termination Date Release").

                  8. Further Assurances. Pledgor agrees to cooperate with Pledgee and to execute and deliver, or cause to be executed and delivered, all such other instruments and to take all such actions as Pledgee may reasonably request from time to time which shall be appropriate or necessary in Pledgee's judgment in order to carry out the provisions and purposes of this Agreement.

                  9. Miscellaneous.

                         (a) Indulgences, Etc. Neither the failure nor any
delay on the part of Pledgee to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.


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                         (b) Controlling Law. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                         (c) Notices. All notices required or permitted
hereunder shall be deemed given when delivered (personally or by recognized courier service such as Federal Express), or upon receipt by the party entitled to receive the notice two days after being sent by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

                                   (i) If to Pledgor:

                                       131 Jericho Turnpike
                                       Jericho, New York 11753
                                       Attention: Donald E. Axinn

                                       With a copy to:

                                       Lazer, Aptheker, Feldman,
                                         Rosella & Yedid, LLP
                                       Melville Law Center
                                       225 Old Country Road
                                       Melville, NY 11747-2712
                                       Attention:  Steven B. Aptheker, Esquire

                                  (ii) If to Pledgee:

                                       Brandywine Operating Partnership, L.P.
                                       16 Campus Boulevard, Suite 150
                                       Newtown Square, PA  19073
                                       Attention: Gerard H. Sweeney, President
                                                  and Chief Executive Officer

                                       With a copy to:

                                       Brandywine Realty Trust
                                       16 Campus Boulevard, Suite 150
                                       Newtown Square, PA 19073
                                       Attention: Brad A. Molotsky, Esquire
                                                  General Counsel

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                         (d) Binding Nature of Agreement; No Assignment. This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                         (e) Settlement of Disputes. Any and all controversies
of every kind and nature between the parties hereto shall be resolved in accordance with the provisions set forth in Section 29(b) of the Contribution Agreement.

                         (f) No Limitation. This Agreement and the security
arrangements established hereby shall not limit any recourse Pledgee may have under any agreements entered into with Pledgor or Pledgor's affiliates or any other party to the Contribution Agreement.

                         (g) Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                         (h) Entire Agreement. This Agreement, together with
the Contribution Agreement, contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course or performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by agreement in writing.

                         (i) Section Headings. The section headings in this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.



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                         (j) Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Execution of this Agreement may be delivered by fax transmission.


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                  IN WITNESS WHEREOF, the undersigned have caused this
Agreement to be duly executed and delivered as of the date first above written.

                                   PLEDGEE

                                   BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                   By: BRANDYWINE REALTY TRUST, its
                                       sole general partner


                                   By:_________________________________
                                      Name:
                                      Title:



                                   PLEDGOR



                                   ---------------------------------
                                   Donald E. Axinn



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